UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On July 29, 2008, the Compensation Committee adopted a salary deferral plan that includes all of the Company’s named executive officers. Under the deferral plan, a specified percentage of each executive officer’s salary during the period from August 1, 2008 to December 31, 2008 will be deferred and will become an unfunded unsecured general liability of the Company that does not bear interest. The deferral percentages are 15% for the Chief Executive Officer and 10% for each other named executive officer. If and only if the Company achieves $50 million in booked sales during 2008, the deferred amount will be paid to the participants, no later than March 15, 2009. If the Company does not achieve this target, or if an executive officer leaves the Company for any reason other than death prior to December 31, 2008, the deferred salary will not be paid.

The form of letter agreement establishing the salary deferral plan is attached as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits
10.1	Salary deferral plan letter agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION
Date: August 1, 2008	By: /s/ Linda L. Carloni
Title: Vice President and General Counsel

2.